UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2024

AST SpaceMobile, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39040	84-2027232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Midland Intl. Air & Space Port 2901 Enterprise Lane Midland, Texas	79706
(Address of principal executive offices)	(Zip Code)

(432) 276-3966

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ASTS	The Nasdaq Stock Market LLC
Warrants exercisable for one share of Class A common stock at an exercise price of $11.50	ASTSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 19, 2024, the Board of Directors of AST SpaceMobile, Inc. (the “Company”) made the following appointments:

●	Mr. Scott Wisniewski as President of the Company; Mr. Wisniewski has served as Chief Strategy Officer of the Company since April 2021 and he will retain that role.

●	Andrew M. Johnson as Chief Financial Officer; Mr. Johnson has served as Chief Legal Officer of the Company since May 2024 and he will retain that role.

●	Mr. Shanti Gupta as Chief Operating Officer; Mr. Gupta was previously Senior Vice President and Chief Accounting Officer of the Company since September 2021.

●	Ms. Maya Bernal as Chief Accounting Officer; Ms. Bernal will also be designated as the principal accounting officer of the Company. Ms. Bernal was previously the Director of Financial Reporting and Technical Accounting since March 2022.

Sean Wallace, who served as Chief Financial Officer until Mr. Johnson’s appointment, will leave employment with the Company effective July 12, 2024. Mr. Wallace will provide consulting services to the Company until November 30, 2024. There were no disagreements between the Company and Mr. Wallace on any matters relating to the Company’s operations, policies or practices.

Mr. Wisniewski, 43, oversees commercialization efforts, product development, and regulatory affairs, as well as corporate development, capital markets and financing strategy, and investor relations. Over the past three years, he has driven significant corporate agreements and milestones for the company, including raising over $600 million of capital in the form of equity, convertible notes, and non-dilutive prepayments. Previously, Mr. Wisniewski was Managing Director of Technology, Media & Telecommunications Investment Banking at Barclays, advising clients on raising capital and M&A for over a decade. While at Barclays, he advised AST SpaceMobile on the 2021 business combination transaction, which raised $462.0 million in gross proceeds, and the 2019 strategic investment transaction, which raised $110.0 million of gross proceeds. Earlier in his career, he was a management consultant focused on supplier development and a mechanical design engineer. Mr. Wisniewski received a Bachelor of Engineering degree from Dartmouth College and a Master of Business Administration degree from The University of Chicago Booth School of Business.

Mr. Johnson, 49, is an experienced business leader with 25 years of diverse legal experience across emerging markets, capital markets and international operations. Prior to joining the Company in May 2024, Mr. Johnson served as the Executive Vice President, Chief Legal Officer and Secretary since 2014, and as the Chief Corporate Development Officer since September 2022 of 3D Systems Corporation, a publicly traded company that provides comprehensive 3D printing solutions in the industrial and healthcare segments. Mr. Johnson joined 3D Systems Corporation in July 2006 and held a number of senior management positions, including serving as Interim President and Chief Executive Officer from October 2015 to April 2016 and interim Chief Financial Officer from October 2023 to December 2023. During his time with 3D Systems Corporation, Mr. Johnson was responsible for leading its merger and acquisition efforts, establishment of strategic partnerships, and overseeing global legal matters, including corporate securities, contracts, litigation, labor, and employment. Prior to joining 3D Systems Corporation, Mr. Johnson was an associate with Hunton and Williams LLP on the capital markets team. Mr. Johnson received an MBA from the University of Michigan, a Juris Doctor from the University of Virginia and a Bachelor of Arts degree in political science, diplomacy & foreign affairs, and religion from Miami University.

Mr. Gupta, 47, has 25 years of global experience in developing and implementing growth strategies, business transformations, scaling operations, finance and accounting, risk management, and building a high performing team. Mr. Gupta joined the Company in September 2021 as Chief Accounting Officer and established the global finance and accounting operations, led the planning and cost strategies, implemented enterprise resource planning and related operations systems, and was instrumental in scaling the global operations of the company. He held progressive level of responsibilities including leading the supply chain and information technology organizations, streamlining the company’s operations, managing strategic vendor relationships and negotiations, risk management, and policy and governance. Prior to joining the Company in 2021, Mr. Gupta worked with Ernst & Young LLP in New York from 2014, where he was a Partner in the Financial Accounting Advisory Services. Previously, he worked with Deloitte & Touche LLP in New York and KPMG in India. Mr. Gupta earned his Bachelor of Commerce (Honors) from Shri Ram College of Commerce, Delhi University, India. He is a licensed Certified Public Accountant in the United States and is also a Chartered Accountant from The Institute of Chartered Accountants of India.

Maya Bernal, 41, oversees the company’s financial operations, corporate accounting, external reporting, and internal controls. Ms. Bernal has more than 15 years of experience in finance, accounting, internal controls and policies and process transformation~~s~~, gained through progressive roles in finance and accounting within several large public companies. Ms. Bernal joined the Company in March 2022 as Financial Reporting and Technical Accounting lead and since then has progressively held increasing level of responsibilities in all aspects of accounting and reporting, including transforming and streamlining processes and controls. Prior to joining the Company in March 2022, Ms. Bernal worked at Bluegreen Vacations Corporation from June 2016 to March 2022 as Financial Reporting Director. She is a licensed Certified Public Accountant and began her career with Ernst & Young LLP. Ms. Bernal holds a Master and Bachelor of Accounting from Florida International University.

There are no arrangements or understandings between each of Mr. Wisniewski, Mr. Johnson, Mr. Gupta and Ms. Bernal and any other persons pursuant to which each of Mr. Wisniewski, Mr. Johnson, Mr. Gupta and Ms. Bernal was appointed to each of their respective positions. There are also no family relationships between each of Mr. Wisniewski, Mr. Johnson, Mr. Gupta and Ms. Bernal and any director or executive officer of the Company and each of Mr. Wisniewski, Mr. Johnson, Mr. Gupta and Ms. Bernal has no direct or indirect interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404 (a) of Regulation S-K. The Company is currently considering whether to implement new compensation arrangements for each of Mr. Wisniewski, Mr. Johnson, Mr. Gupta and Ms. Bernal in connection with their new appointments.

In connection with Mr. Wallace’s cessation of employment, on June 24, 2024, the Company and Mr. Wallace entered into a separation and release agreement (the “Separation Agreement”) providing for, among other things, (i) Mr. Wallace to provide the Company with consulting services until November 30, 2024, (ii) a payment to Mr. Wallace of $93,750, payable in bi-monthly installments, (iii) acceleration of certain unvested portions of his outstanding time-based vesting restricted stock units, (iv) continuation of medical benefits through November 30, 2024 paid for by the Company and (v) Mr. Wallace’s release of claims in favor of the Company. The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by the full text of the Separation Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On June 25, 2024, the Company issued a press release related to the matters described in Item 5.02. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information contained in this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of such section, nor will such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Mutual Separation and Release Agreement, by and between AST SpaceMobile, Inc. and Sean Wallace, dated June 24, 2024.
99.1	Press Release dated June 25, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 25, 2024

AST SPACEMOBILE, INC.

By:	/s/ Andrew M. Johnson
Name:	Andrew M. Johnson
Title:	Chief Legal Officer